RESTATED ARTICLES OF INCORPORATION

                                       OF

                              CNB BANCSHARES, INC.



                                    ARTICLE I
                                    ---------

                                      NAME

     The name of the Corporation shall be CNB Bancshares, Inc.


                                   ARTICLE II
                                   ----------

                                    PURPOSES

     The purposes for which the Corporation is formed are to engage in, conduct and transact any or all lawful business for which corporations may be incorporated under the Act.


                                   ARTICLE III
                                   -----------

                               PERIOD OF EXISTENCE

     The existence of the Corporation shall be perpetual.


                                   ARTICLE IV
                                   ----------

                       RESIDENT AGENT AND PRINCIPAL OFFICE

     SECTION 1.    RESIDENT AGENT.
     ---------     ---------------
     The name and address of the Corporation's Resident Agent for service of process is David L. Knapp, 20 Northwest Third Street, Evansville, Indiana 47708.

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     SECTION 2.     PRINCIPAL OFFICE.
     ----------     -----------------
     The post office address of the principal office of the Corporation is 20 Northwest Third Street, Evansville, Indiana 47708.


                                    ARTICLE V
                                    ---------

                                AUTHORIZED SHARES

     SECTION 1.    NUMBER OF SHARES.
     ----------    -----------------
     The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred and two million (102,000,000) consisting of:

     (a) Two million (2,000,000) shares of Preferred Stock, without par value (hereinafter referred to as "Preferred Stock"); and

     (b) One hundred million (100,000,000) shares of Common Stock, without par value.

     SECTION 2.    PREFERRED STOCK.
     ----------    ----------------
     Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one said series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and subject to the provisions of Article IX, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted and filed with the Indiana Secretary of State prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

          (i) the distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (ii) the rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;


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          (iii) the right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

          (iv) whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

          (v) the rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

          (vi) the terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

          (vii) the voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right of multiple votes per share of Preferred Stock or the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine, provided that any and all such voting powers shall be subject to, and limited by, any and all other provisions of the Articles of Incorporation dealing with voting rights and powers, including, without limitation, the provisions of Article X.


                                   ARTICLE VI
                                   ----------

                      REQUIREMENTS PRIOR TO DOING BUSINESS

     The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.


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                                   ARTICLE VII
                                   -----------

                                    DIRECTORS

     SECTION 1.    NUMBER, ELECTION AND TERMS.
     ----------    ---------------------------
     The Board of Directors of the Corporation shall consist of that number of directors as may be fixed in the Bylaws, which number may not be increased or decreased except by a majority of the entire Board of Directors or by affirmative vote of the holders of at least eighty percent (80%) of the shares of the Corporation then entitled to vote in an election of directors. In the election of directors at the first Annual Meeting of Shareholders following effectiveness of this Section 1, the directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first subsequent Annual Meeting of Shareholders, the term of office of the second class to expire at the second subsequent Annual Meeting of Shareholders, and the term of office of the third class to expire at the third subsequent Annual Meeting of Shareholders. At each Annual Meeting of Shareholders following such initial classification and election, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding Annual Meeting of Shareholders. Each director thus elected shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

     SECTION 2.    REMOVAL.
     ----------    --------
     Subject to applicable provisions of law, at a special meeting of shareholders called expressly for that purpose, any director, or the entire Board of Directors, may be removed from office at any time, without cause, but only by the affirmative vote of the holders of at least eighty percent (80%) of the shares of the Corporation then entitled to vote in an election of directors. At a special meeting of shareholders called expressly for that purpose, a director may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote in an election of directors. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (ii) has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal.

     SECTION 3.   NEWLY-CREATED DIRECTORSHIPS AND VACANCIES.
     ----------    -----------------------------------------
     Any newly-created directorship resulting from an increase in the number of directors and any vacancy occurring in the Board of Directors for any reason, including resignation, death, incapacity, or removal with or without cause, shall be filled by a majority vote of the remaining or existing members of the Board, and each such newly-appointed or newly-elected director shall serve for the remainder of the full term of the class of directors to which such director is then appointed or elected and until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.


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     SECTION 4.     QUALIFICATIONS OF DIRECTORS.
     ----------     ----------------------------
     Any person who has reached the age of seventy (70) years as of the date of any annual shareholders' meeting shall not be eligible for election or re-election to the Board of Directors of the Corporation at such meeting, and any such person who is a director and whose term does not expire at that meeting shall resign effective as of the meeting date.

     SECTION 5.    DIRECTORS' QUALIFYING SHARES.
     ----------    -----------------------------
     Each director of the Corporation who also is a director of any bank which is a subsidiary of the Corporation, by virtue of the fact that a majority of the outstanding shares of any class of voting equity security of such bank is owned or controlled, directly or indirectly, by the Corporation, shall own in his own name a number of shares of stock of the Corporation sufficient to satisfy any shareholding requirements under applicable law relating to the qualification of directors of such bank, if shareholdings of stock of the Corporation may lawfully satisfy such requirements.

     SECTION 6.    AMENDMENT AND REPEAL.
     ----------    ---------------------
     Notwithstanding any other provision of these Articles of Incorporation or any provision of law or preferred stock designation of the Corporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the shares of the Corporation then entitled to vote in an election of directors shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, Sections 1, 2, 3 or 6 of this Article VII.

                                  ARTICLE VIII
                                  ------------

                                  INCORPORATOR

     The name and address of the incorporator of the Corporation are William J. Curtis, 20 Northwest Third Street, Evansville, Indiana 47708.

                                   ARTICLE IX
                                   ----------

                    PROVISIONS FOR REGULATION OF BUSINESS AND
                        CONDUCT OF AFFAIRS OF CORPORATION

     SECTION 1.     NO PREEMPTIVE RIGHTS.
     ----------     ---------------------
     No holder of any stock in this Corporation shall be entitled to any preemptive right to purchase any stock or other securities of this Corporation.

     SECTION 2.    LOCATION OF MEETINGS OF SHAREHOLDERS.
     ----------    -------------------------------------
     Any meeting of the shareholders of the Corporation may be held at any place within the State of Indiana as may be determined by resolution of the Board of Directors.

     SECTION 3.     ISSUANCE AND SALE OF STOCK
     ----------     --------------------------
     Shares of the stock of Corporation shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors.


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     SECTION 4.     SHAREHOLDINGS REQUIRED TO CALL SPECIAL MEETING OF
                    SHAREHOLDERS.
     ----------     ------------------------------------------------
     A shareholder or shareholders, in order to call a special meeting of the shareholders, must hold not less than eighty percent (80%) of all of the shares outstanding and entitled by the Articles of Incorporation to vote on business proposed to be transacted at such meeting, subject to the right of any officer of the Corporation or other person who is specifically authorized by the Bylaws to call a special meeting of the shareholders to call such a meeting. Notwithstanding any other provision of these Articles of Incorporation or any provision of law or preferred stock designation of the Corporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the shares of the Corporation then entitled to vote in an election of directors shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Section of Article IX.

                                    ARTICLE X
                                    ---------

                              BUSINESS COMBINATIONS

     SECTION 1.     SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS - MAXIMUM
                    VOTE.
     ----------     -------------------------------------------------------
     (A) Except as otherwise expressly provided in Section 2 of this Article X, the approval of any Business Combination (as hereinafter defined) shall, in addition to any affirmative vote required by law or any other provisions of these Articles of Incorporation or any preferred stock designation of the Corporation, require the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the Corporation then entitled to vote generally in the election of directors of the Corporation (hereinafter in this Article X referred to as "Voting Stock"), voting together as a single class, with each share of Voting Stock to have one (1) vote.

     (B)  The term "Business Combination" as used in this Article X shall mean:

          (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Substantial Shareholder (as hereinafter defined) or (b) any other corporation which, after such merger or consolidation, would be a Substantial Shareholder, regardless of which entity survives;

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder of all or any significant part of the assets of the Corporation or any Subsidiary, or both, with a "significant part of the assets" of an entity to be defined as more than ten percent (10%) of the total assets of such entity, as shown on its certified balance sheet as of the end of the most recent fiscal year ending prior to the time the particular transaction is announced;


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          (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Substantial Shareholder; or

           (iv) any transaction involving the Corporation or any Subsidiary, including any issuance, transfer or reclassification of any securities of, or any recapitalization of, the Corporation or any Subsidiary, or any merger or consolidation of the Corporation with any Subsidiary (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is owned directly or indirectly by any Substantial Shareholder.

    SECTION 2.     EXCEPTIONS TO MAXIMUM VOTE REQUIREMENT.
    ----------     ---------------------------------------
    The provisions of Section 1 of this Article X shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative shareholder vote as is required by law or otherwise, if, in the case of a Business Combination which does not involve any cash or other consideration being received by shareholders of the Corporation (in their capacities as shareholders), the condition specified in the following paragraph (i) is met, or, in the case of any other Business Combination, either the condition specified in the following paragraph (i) is met or the condition specified in the following paragraph (ii) is met:

              (i) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

              (ii) The consideration to be received per share by holders of
                   Common Stock of the Corporation and by holders of each other class of Voting Stock outstanding, if any, shall be Fair Consideration (as hereinafter defined).

     SECTION 3.     DEFINITIONS.
     ----------     ------------
     For purposes of this Article X:

     (A)  "Fair Consideration" shall mean,

              (i) in the case of shares of Common Stock, an amount in cash or readily available funds at least equal to the highest of the following (whether or not the Substantial Shareholder has previously acquired any such shares):


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                   (a)  the highest per share price paid by the Substantial
                        Shareholder for any such shares acquired by it within the four-year period immediately preceding the first public announcement of the proposal of the Business Combination (hereinafter referred to as the "Announcement Date"), plus an "Adjustment" of such price, as defined hereafter in this Section 3(A);

                  (b) the highest reported per share price at which such shares were publicly traded during the four-year period immediately preceding the Announcement Date, plus an "Adjustment" of such price, as defined hereafter in this Section 3(A);

                  (c) the per share fair market value of such shares on the Announcement Date, plus an "Adjustment" of such value, as defined hereafter in this Section 3(A); or

                  (d) the book value per share of Common Stock as of the end of the latest fiscal quarter preceding the Announcement Date, plus an "Adjustment" of such value, as defined hereafter in this Section 3(A);

              (ii) and in the case of shares of any other class of Voting Stock of the Corporation outstanding, an amount in cash or readily available funds at least equal to the highest of the following (whether or not the Substantial Shareholder has previously acquired any such shares):

                   (a) the highest per share price paid by the Substantial Shareholder for any such shares acquired by it within the four-year period immediately preceding the Announcement Date, plus an "Adjustment" of such price, as defined hereafter in this Section 3(A);

                   (b) the highest reported per share price at which such shares were publicly traded during the four-year period immediately preceding the Announcement Date, plus an "Adjustment" of such price, as defined hereafter in this Section 3(A);

                   (c) the per share fair market value of such shares on the Announcement Date, plus an "Adjustment" of such value, as defined hereafter in this Section 3(A); or


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                   (d)  the highest preferential amount per share to which the holders of such shares are entitled in the event of voluntary or involuntary liquidation or dissolution of the Corporation.

An "Adjustment" of any price or value per share for a class of shares under this
Section 3(A) shall equal an amount of interest on such price or value compounded annually from the Announcement Date until the consummation date of the Business Combination (the "Consummation Date"), or, in the case of subdivisions (a) and
(b) in each of subsections (A)(i) and (A)(ii) in this Section 3, from the date the Substantial Shareholder first became a Substantial Shareholder (the "Determination Date") until the Consummation Date, at a market prime rate of interest as may be determined from time to time by a majority of the Continuing Directors, less the aggregate amount of any cash dividends per share paid on such class of shares during such period up to but not in excess of such amount of interest.

     (B) "Substantial Shareholder" shall mean and include any individual, corporation, partnership or other person or entity (other than the Corporation or any Subsidiary) which, together with its "Affiliates" and "Associates" (as such terms were defined as of December 11, 1984, in Rule 12b-2 under the Securities Exchange Act of 1934), is the "Beneficial Owner" (as determined in accordance with the criteria set forth as of December 11, 1984, under Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate of more than ten percent (10%) of the voting power of the then-outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

     (C) "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

     (D) "Continuing Director" shall mean any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Substantial Shareholder and who was a member of the Board prior to the Determination Date or became a member of the Board after the Determination Date and was recommended or elected by a majority of Continuing Directors then on the Board.

     SECTION 4.    INTERPRETATIVE POWER OF CONTINUING DIRECTORS.
     ----------    ---------------------------------------------
     A majority of the Continuing Directors from time to time shall have the power and duty to determine, on the basis of facts known to them after reasonable inquiry, all facts necessary to determine compliance with this
Article X, including, without limitation, (1) whether a person or entity is a Substantial Shareholder, (2) whether the price in a proposed Business Combination is Fair Consideration, (3) the number of shares of Voting Stock beneficially owned by any person or entity at any given time, and (4) the fair market value as of any given date of the shares of any class of Voting Stock.


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     SECTION 5.     ALTERATION, AMENDMENT AND REPEAL.
     ----------     ---------------------------------
     Notwithstanding any other provision of these Articles of Incorporation or any provision of law or any preferred stock designation of the Corporation which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or these Articles of Incorporation or any preferred stock designation of this Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article X or any provision of this Article X.